                                                                   Exhibit 10.24


         This LOAN AND SECURITY AGREEMENT is entered into as of September 24, 2001, by and between IPRINT TECHNOLOGIES, INC. ("Creditor") and WOOD ALLIANCE, INC., d/b/a/ WOOD ASSOCIATES, INC. ("Borrower").

                                    RECITALS
                                    --------

         Borrower wishes to obtain from Creditor, and Creditor desires to make a loan to Borrower, for the purpose of providing working capital for the production of merchandise in response to certain customer orders. This Agreement sets forth the terms on which Creditor will advance such funds to Borrower, and Borrower will repay the amounts owing to Creditor.

                                    AGREEMENT
                                    ---------

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.
                  ----------------------------

                  1.1      Definitions.  As used in this Agreement, the
                           -----------
following terms shall have the following definitions:

                           "Affiliate" means, with respect to any Person, any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                           "Creditor Expenses" means all reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the enforcement of the Loan Documents; and Creditor's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.

                           "Change in Control" shall mean a transaction in which
any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

                           "Closing Date" means the date of this Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral" means the property described on Exhibit
A attached hereto.

                           "Combined Company" has the meaning ascribed thereto
in Section 7.6.

                           "Comerica Agreement" means the Amended and Restated
Revolving Loan and Security Agreement entered into as of January 31, 2000 by and between Borrower and Comerica Bank - California, as amended from time to time.

                           "Comerica Consent" means a consent executed by an
authorized officer of Comerica Bank - California approving the transactions under this Agreement and the Loan Documents.


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

                           "Comerica Subordination Agreement" means the Amended
and Restated Intercreditor Agreement entered into between Comerica Bank-California and Creditor dated as of September 24, 2001.

                           "Contingent Obligation" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Event of Default" has the meaning assigned in
Article 8.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time.

                           "Indebtedness" means (a) all indebtedness for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                           "Investment" means any beneficial ownership of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "Lien" means any mortgage, lien, deed of trust,
charge, pledge, security interest or other encumbrance.

                           "Loan" has the meaning set forth in Section 2(a).

                           "Loan Documents" means, collectively, this Agreement,
the Promissory Note, any other note or notes executed by Borrower, and any other agreement entered into between Borrower and Creditor in connection with this Agreement, all as amended or extended from time to time.

                           "Material Adverse Effect" means a material adverse
effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                           "Maturity Date" means September 23, 2002.

                           "Merger" means the merger between Creditor and
Borrower as contemplated under the Agreement and Plan of Reorganization dated as of June 23, 2001.

                           "Obligations" means all debt, principal, interest,
Creditor Expenses and other amounts owed to Creditor by Borrower pursuant to this Agreement or any other agreement entered into in connection with


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this Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

                           "Permitted Indebtedness" means:

                           (a)      Indebtedness of Borrower in favor of
Creditor arising under this Agreement or any other Loan Document;

                           (b)      Indebtedness existing on the Closing Date
and disclosed in the Schedule; and

                           (c)      Indebtedness secured by a lien described in
clause (c) of the defined term "Permitted Liens," provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $100,000 in the aggregate at any given time; and

                           (d)      Other Indebtedness not to exceed $3,000,000.

                           "Permitted Investment" means:

                           (a)      Investments existing on the Closing Date
disclosed in the Schedule; and

                           (b)      (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Creditor and (iv) Creditor's money market accounts.

                           "Permitted Liens" means the following:

                           (a)      Any Liens existing on the Closing Date and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents, or any Liens in connection with Permitted Indebtedness;

                           (b)      Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Creditor's security interests;

                           (c)      Liens (i) upon or in any equipment acquired
or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                           (d)      Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

                           (e)      Warehouseman's, materialman's, repairman's,
mechanics' and other like liens incurred in the ordinary course of business.

                           "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.


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                           "Responsible Officer" means each of the Chief
Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

                           "Schedule" means the schedule of exceptions attached
hereto and approved by Creditor, if any.

                           "Strategic Development Agreement" means the
technology agreement entered into between Creditor and Borrower dated as of the date hereof.

                           "Subsidiary" means any corporation, company or
partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                  1.2      Accounting Terms. All accounting terms not
                           ----------------
specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         2.       LOAN AND TERMS OF PAYMENT.
                  -------------------------

                           (a) Loan. Subject to and upon the terms and
                               ----
conditions of this Agreement, Creditor agrees to make a loan to Borrower (the "Loan") in an aggregate amount of Two Hundred Thousand Dollars ($200,000). The Loan shall be payable in one lump sum on the Maturity Date, provided that, Borrower shall repay the Loan in full, including all accrued and unpaid interest, at any time prior to the Maturity Date upon five (5) Business Days' written notice from Creditor and, provided further, that such repayment of the Loan prior to the Maturity Date shall not be a "scheduled" payment of principal and interest as set forth in Section 3.1 of the Comerica Subordination Agreement. The Loan, once repaid, may not be reborrowed. Borrower may prepay the Loan without penalty or premium.

                           (b) Interest. Interest shall accrue from the date of
                               --------
the Loan at the rate of ten percent (10%) per annum and compounded monthly. Accrued but unpaid interest hereunder shall be due and payable on the Maturity Date, except where required to be paid prior to the Maturity Date pursuant to
Section 2(a).

                           (c) Default Rate. All Obligations shall bear
                               ------------
interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two (2) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                           (d) Computation. All interest chargeable under the
                               -----------
Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.2      Term. This Agreement shall become effective on the
                           ----
Closing Date and, subject to Section 12.6, shall continue in full force and effect for so long as any Obligations remain outstanding. Creditor's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.       CONDITIONS OF LOAN.
                  ------------------

                  The obligation of Creditor to make the Loan is subject to the condition precedent that Creditor shall have received, in form and substance satisfactory to Creditor, the following:

                           (a)      this Agreement;

                           (b)      a certificate of the Secretary of Borrower
with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                           (c)      financing statements (Form UCC-1: CA);


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                           (d)      Comerica Subordination Agreement;

                           (e)      the Comerica Consent;

                           (f)      the Strategic Development Agreement; and

                           (g)      such other documents, and completion of such
other matters, as Creditor may reasonably deem necessary or appropriate.

         4.       CREATION OF SECURITY INTEREST.
                  -----------------------------

                  4.1      Grant of Security Interest. Borrower grants and
                           --------------------------
pledges to Creditor a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                  4.2      Delivery of Additional Documentation Required.
                           ---------------------------------------------
Borrower shall from time to time execute and deliver to Creditor, at the request of Creditor, all financing statements and other documents that Creditor may reasonably request, in form satisfactory to Creditor, to perfect and continue the perfection of Creditor's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         5.       REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

                  Borrower represents and warrants as follows:

                  5.1      Due Organization and Qualification. Borrower is a
                           ----------------------------------
corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                  5.2      Due Authorization; No Conflict. The execution,
                           ------------------------------
delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                  5.3      No Prior Encumbrances. Borrower has good and
                           ---------------------
marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4      Name; Location of Chief Executive Office. Except as
                           ----------------------------------------
disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.5      No Material Adverse Change in Financial Statements.
                           --------------------------------------------------
All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Creditor fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Creditor.

                  5.6      Solvency, Payment of Debts. Borrower is solvent and
                           --------------------------
able to pay its debts (including trade debts) as they mature.


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                  5.7      Taxes. Borrower and each Subsidiary have filed or
                           -----
caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

                  5.8      Subsidiaries.  Borrower does not own any stock,
                           ------------
partnership interest or other equity securities of any Person, except for Permitted Investments.

                  5.9      Location of Assets and Collateral.  Except as
                           ---------------------------------
disclosed in the Schedule, the Borrower has no Collateral or any other assets located in any other state or country.

                  5.10     Full Disclosure. No representation, warranty or other
                           ---------------
statement made by Borrower in any certificate or written statement furnished to Creditor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         6.       AFFIRMATIVE COVENANTS.
                  ---------------------

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, Borrower shall do all of the following:

                  6.1      Good Standing. Borrower shall maintain its and each
                           -------------
of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                  6.2      Financial Statements, Reports, Certificates.
                           -------------------------------------------
Borrower shall deliver the following to Creditor:

                           (a)      as soon as available, but in any event
within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm; and

                           (b)      promptly upon receipt of notice thereof, a
report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more.

                  6.3      Tangible Assets. Borrower shall provide Creditor
                           ---------------
written notice within a reasonable period of time prior to obtaining, acquiring or otherwise placing any Collateral or any other assets in a state other than those set forth in the Schedule.

                  6.4      Further Assurances. At any time and from time to time
                           ------------------
Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Creditor to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS.
                  ------------------

                  Borrower covenants and agrees that until payment in full of the outstanding Obligations, Borrower shall not do any of the following:

                  7.1      Change in Control or Executive Office. Borrower will
                           -------------------------------------
not suffer or permit a Change in Control or, without thirty (30) days prior written notification to Creditor, relocate its chief executive office.

                  7.2      Mergers or Acquisitions. Merge or consolidate, or
                           -----------------------
permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than Creditor), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.


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                  7.3      Indebtedness.  Create, incur, assume or be or remain
                           ------------
liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  7.4      Encumbrances. Create, incur, assume or suffer to
                           ------------
exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Creditor not to grant a security interest in, or otherwise encumber any of its property, or permit any Subsidiary to do so, except for Permitted Liens.

                  7.5      Distributions. Pay any dividends or make any other
                           -------------
distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

                  7.6      Approval of Use of Funds. (a) With respect only to
                           ------------------------
the first One Million Dollars ($1,000,000) of expenditures by Borrower following receipt of the Loan proceeds, make payments or other expenditures, in each case, over Fifteen Thousand Dollars ($15,000) without the written consent of Monte Wood, Robyn Cerutti (CFO) (or her designee) and Royal P. Farros (or his designee), provided that (i) such consent shall not be unreasonably withheld and
(ii) such spending restriction shall not be applicable to, nor affect, the permitted expenditures of Borrower set forth in Section 5.1 of the Agreement and Plan of Reorganization entered into among Creditor, Metal Combination Corp., Borrower and, with respect to Articles VIII and IX, James Childers, dated as of June 23, 2001. Borrower shall use its best efforts to submit to Creditor requests for expenditures hereunder at least three (3) Business Days in advance or, in extraordinary circumstances, two business hours prior to the relevant expenditures and Creditor shall cause Robyn Cerutti and Royal P. Farros (or their designees) to use their best efforts to approve such expenditure requests within the applicable time periods.

         (b) Following the closing of the Merger, any expenditure, in each case, over Fifteen Thousand Dollars ($15,000) by the combined company as a result of the Merger (the "Combined Company") must be approved by Monte Wood (or his designee), Royal P. Farros (or his designee) and Robyn Cerutti (CFO) (or her designee), provided that such approval requirement shall be subject to review by the Board of Directors of the Combined Company on a semi-annual basis beginning on the first anniversary of the closing of the Merger, and provided further, that any change to such approval requirement shall require a unanimous vote of the Board of Directors of the Combined Company, which vote shall not include the participation of Royal P. Farros and Monte Wood.

                  7.7      Transactions with Affiliates. Directly or indirectly
                           ----------------------------
enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         8.       EVENTS OF DEFAULT.
                  -----------------

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1      Payment Default.  If Borrower fails to pay, within
                           ---------------
thirty (30) days when due, any of the Obligations;

                  8.2      Covenant Default. If Borrower fails to materially
                           ----------------
perform any obligation under Article 6 or materially violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Creditor entered into in connection with this Agreement, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof;

                  8.3      Material Adverse Change.  If there occurs a material
                           -----------------------
adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Creditor's security interests in the Collateral;

                  8.4      Attachment. If any material portion of Borrower's
                           ----------
assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;

                  8.5      Insolvency.  If Borrower becomes insolvent, or if an
                           ----------
Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days;

                  8.6      Other Agreements. If there is a default or event of
                           ----------------
default (howsoever defined) under (i) the Comerica Agreement, (ii) any agreement in connection with Indebtedness set forth in paragraph (d) of the definition "Permitted Indebtedness" to which Borrower is a party with a third party or parties (iii) the Strategic Development Agreement (provided that the cure periods provided in this Section shall not apply in the event the relevant cure periods under the Strategic Development have lapsed) or (iv) the Loan and Security Agreement dated as of June 29, 2001 or the Loan and Security Agreement dated August 30, 2001, each entered into between Creditor and Borrower, resulting in a right by Comerica, Creditor or a third party or parties (as the case may be), whether or not exercised, to accelerate the maturity of any Indebtedness thereunder or that could have a Material Adverse Effect;

                  8.7      Judgments. If a judgment or judgments for the payment
                           ---------
of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days; or

                  8.8      Misrepresentations. If any material misrepresentation
                           ------------------
or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Creditor by any Responsible Officer pursuant to this Agreement or to induce Creditor to enter into this Agreement or any other Loan Document.

         9.       CREDITOR'S RIGHTS AND REMEDIES.
                  ------------------------------

                  9.1      Rights and Remedies. Upon the occurrence and during
                           -------------------
the continuance of an Event of Default, Creditor may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Creditor);

                           (b)      Make such payments and do such acts as
Creditor considers necessary or reasonable to protect its security interest in the Collateral;

                           (c)      Set off and apply to the Obligations any and
all (i) balances and deposits of Borrower held by Creditor, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Creditor;

                           (d)      Dispose of the Collateral by way of one or
more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Creditor determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Creditor deems appropriate;

                           (e)      Creditor may credit bid and purchase at any
public sale; and

                           (f)      Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower, subject to applicable law.

                  9.2      Power of Attorney. Borrower hereby irrevocably
                           -----------------
appoints Creditor (and any of Creditor's designated officers, or employees) as Borrower's true and lawful attorney to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and Creditor may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2. The appointment of Creditor as Borrower's attorney in fact hereunder, and each and every one of Creditor's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed.

         10.      NOTICES.
                  -------

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Creditor, as the case may be, at its addresses set forth below:

         If to Borrower:      WOOD ALLIANCE, INC., D/B/A/ WOOD ASSOCIATES, INC.
                              3073 Corvin Drive
                              Santa Clara, CA 95051
                              Attn:  Peter Dalton
                              FAX:  (408) 732-4627

                              With a copy, which shall not
                              constitute notice, to:

                              Pillsbury Winthrop LLP
                              2550 Hanover Street
                              Palo Alto, CA 94304-1115
                              Attn: Barry Lee Katzman
                              FAX: (650) 233-4545

         If to Creditor:      IPRINT TECHNOLOGIES, INC.
                              255 Constitution Drive
                              Menlo Park, CA 94025
                              Attn:  Robyn Cerutti
                              FAX:  (650) 474-3990

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
                  ------------------------------------------

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Creditor hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND CREDITOR EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN

DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS.
                  ------------------

                  12.1     Successors and Assigns. This Agreement shall bind and
                           ----------------------
inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower or Creditor without the other's prior written consent.

                  12.2     Indemnification. Borrower shall defend, indemnify and
                           ---------------
hold harmless Creditor and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Creditor Expenses in any way suffered, incurred, or paid by Creditor as a result of or in any way arising out of, following, or consequential to transactions between Creditor and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Creditor's gross negligence or willful misconduct.

                  12.3     Severability of Provisions. Each provision of this
                           --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.4     Amendments in Writing, Integration. Neither this
                           ----------------------------------
Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

                  12.5     Counterparts. This Agreement may be executed in any
                           ------------
number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.6     Survival. All covenants, representations and
                           --------
warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       WOOD ALLIANCE, INC., D/B/A/ WOOD
                                       ASSOCIATES, INC.


                                       By:  /s/ Monte Wood
                                          _____________________________________

                                       Title: CEO
                                             __________________________________


                                       IPRINT TECHNOLOGIES, INC.

                                       By:   /s/ Royal P. Farros
                                          _____________________________________

                                       Title:  CEO
                                             __________________________________

DEBTOR                     WOOD ALLIANCE, INC., D/B/A/ WOOD ASSOCIATES, INC.

SECURED PARTY:             IPRINT TECHNOLOGIES, INC.

                                    EXHIBIT A
                                    ---------

                        COLLATERAL DESCRIPTION ATTACHMENT

                         TO LOAN AND SECURITY AGREEMENT

         All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                  (i) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all financial assets, all investment property, including securities and securities entitlements;

                  (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Creditor (herein referred to as "Creditor" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                  (iii) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

                  (iv)     all guarantees and other security therefor;

                  (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                  (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                  (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

                  Notwithstanding the foregoing, the Collateral shall not include any software products, licenses or other contract rights to the extent that the granting of a security interest in such items is contrary to applicable law, or prohibited by the terms of such software products, licenses or other contract rights.

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

Permitted Indebtedness  (Section 1.1)
----------------------

         Indebtedness to Comerica Bank (as described in Section 4.1 of this Schedule of Exceptions) in the amount of $7,942,000.

         Indebtedness to Dell pursuant to equipment leases in the amount of $219,000.

         Indebtedness to Dell pursuant to computer leases in the amount of $97,545.

         Indebtedness to CDW Leasing, LLC in the amount of $120,988.

         Indebtedness to iPrint Technologies, Inc. in the amount of $200,000.

         Indebtedness to iPrint Technologies, Inc. in the amount of $1,000,000

Permitted Investments  (Section 1.1)
---------------------

Permitted Liens  (Section 1.1)
---------------

         Comerica Bank's lien (as described in Section 4.1 of this Schedule of Exceptions).

         Westport Business Park Ltd.'s lien (as described in Section 4.1 of this Schedule of Exceptions).

         Dell's specific equipment lien, as amended pursuant to this Agreement.

         CDW Leasing, LLC's specific equipment lien in California.

         Fidelity Leasing Inc.'s specific equipment lien in California.

Grant of Security Interest (Section 4.1)
--------------------------

         Comerica Bank's first priority security interest in California granted pursuant to that certain Amended and Restated Revolving Loan and Security Agreement, dated January 31, 2000, by and between Comerica Bank and Wood Alliance, S.P. Inc.

         Westport Business Park Ltd.'s lien in Texas on specified assets on the premises located at 7021 Portwest, Suite #100, Houston, Texas, 77024, as amended pursuant to this Agreement, granted under that certain Lease Agreement by and between Westport Business Park Ltd. and Wood Associates, Inc.

         iPrint Technologies, Inc.'s security interest granted pursuant to the Loan and Security Agreement, dated June 29, 2001, by and between iPrint Technologies, Inc. and Wood Alliance, Inc., d/b/a/ Wood Associates, Inc.

         iPrint Technologies, Inc.'s security interest granted pursuant to the Loan and Security Agreement, dated August 30, 2001, by and between iPrint Technologies, Inc. and Wood Alliance, Inc., d/b/a/ Wood Associates, Inc.

Prior Names  (Section 5.4)
-----------

         Wood Alliance, S.P. Inc.

Location of Assets and Collateral  (Section 5.9)
---------------------------------

         California

         Texas

Tangible Assets  (Section 6.3)
---------------

         California

         Texas

         "THIS NOTE AND THE PAYMENT HEREOF IS SUBJECT TO AND GOVERNED BY THE TERMS OF THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 24, 2001 BY AND AMONG BORROWER, CREDITOR AND COMERICA BANK-CALIFORNIA, UNDER WHICH THIS NOTE AND BORROWER'S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF BORROWER TO THE HOLDERS OF THE SENIOR DEBT AS DEFINED THEREIN."

                                 PROMISSORY NOTE

$200,000                                                      September 24, 2001

         FOR VALUE RECEIVED, the undersigned, WOOD ALLIANCE, INC., D/B/A/ WOOD ASSOCIATES, INC. (the "Borrower"), promises to pay to the order of IPRINT TECHNOLOGIES, INC. ("Creditor"), at such place as the holder hereof may designate, in lawful money of the United States of America, the sum of Two Hundred Thousand Dollars ($200,000) plus interest at a rate specified in the Loan and Security Agreement of even date herewith between Borrower and Creditor (the "Loan Agreement"). Borrower shall pay Creditor the amounts on the dates specified in the Loan Agreement. On the Maturity Date, as defined in the Loan Agreement, the entire remaining principal balance plus all accrued but unpaid interest shall be due and payable, provided that the entire remaining principal balance plus all accrued and unpaid interest shall be due and payable at any time prior to the Maturity Date upon five (5) Business Day's written notice from Creditor. In no event shall the amount of interest paid hereunder exceed the maximum amount allowed by applicable law.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Creditor from or on behalf of Borrower, and Borrower irrevocably agrees that Creditor shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Creditor may deem advisable. In the absence of a specific determination by Creditor with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments; and (c) then due and payable principal payments and optional prepayments.

         All or part of the amounts due and owing hereunder may be prepaid by Borrower in accordance with the terms and subject to the conditions contained in the Loan Agreement.

         Borrower promises to pay Creditor all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Creditor in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. This Note is secured pursuant to the Loan Agreement.

                  [remainder of page intentionally left blank]

                  This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                              WOOD ALLIANCE, INC., D/B/A/ WOOD
                                              ASSOCIATES, INC.

                                              By:  /s/ Monte Wood
                                                 _______________________________

                                              Print Name:  Monte Wood
                                                         _______________________

                                              Title:  CEO
                                                    ____________________________

DEBTOR:  WOOD ALLIANCE, INC., D/B/A/ WOOD ASSOCIATES, INC.

SECURED PARTY:  IPRINT TECHNOLOGIES, INC.

                                    EXHIBIT A
                                    ---------

                        COLLATERAL DESCRIPTION ATTACHMENT

                          TO UCC-1 FINANCING STATEMENT

         All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

                  (a) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all financial assets, all investment property, including securities and securities entitlements;

                  (b) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Creditor (herein referred to as "Creditor" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

                  (c) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

                  (d)      all guarantees and other security therefor;

                  (e) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

                  (f) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

                  (g) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

                  Notwithstanding the foregoing, the Collateral shall not include any software products, licenses or other contract rights to the extent that the granting of a security interest in such items is contrary to applicable law, or prohibited by the terms of such software products, licenses or other contract rights.